                                                             Exhibit (j)(1)(iii)


                         CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees and Shareholders of Van Kampen California Insured Tax Free Fund:


We consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus.

/s/ KPMG LLP

Chicago, Illinois
January 22, 2003